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                                                                    Exhibit 10.4


                       ASIA IT CAPITAL INVESTMENT LIMITED
                       4 Etage, 15 rue de la Confederation
                                   1204 Geneva
                                   Switzerland

                              Tel: +41 22 318 00 90
                              Fax: +4122 318 00 95

                                                                20 November 2001




Medicsight Limited
46 Berkeley Square
London W1 J 5AT
England

For the attention of Mr S Allesch-Taylor

This letter sets out the terms and conditions on which we are prepared to offer a cash advance facility in pounds sterling:

1.       INTERPRETATION

In this letter:

"Amount Drawn Down"               MEANS the amount of each advance requested by
                                  you on each occasion you give notice
                                  requesting an advance in accordance with clause 3.2

"Facility"                        MEANS the sum of El 0,000,000

"Facility Letter"                 MEANS the agreement constituted by this letter
                                  and your acceptance

"Repayment Date"                  MEANS 20 November 2004

"Security"                        MEANS a second fixed charge on all your shares
                                  and other securities and all land and
                                  buildings and a second floating charge on all your other assets In the form contained in the Security Documents

"Security Documents"              MEANS a Loan Stock Instrument in the form
                                  attached to this Facility Letter

"Termination Date"                MEANS the Repayment Date or, if earlier, the
                                  date on which the Facility is cancelled under clause 7



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2.       CONDITIONS PRECEDENT

         The Facility shall be made available to you when we have received in form and substance satisfactory to us,

2.1 the duplicate of this Facility Letter with the attached acceptance, duly signed by you;

2.2 budget estimates for the period during which the Facility may be drawn down; and

2.3      a copy of the Security Documents duly executed by you.

3.       ADVANCES

3.1 Subject to the terms of this Facility Letter, the Facility shall be available to you until the Termination Date.

3.2 Notice requesting an advance must be received by us no later than noon (London time) two days before the date on which the advance is required. The notice must specify the amount of the advance required.

3.3 Unless we specifically agree, you may not request an advance more than once each month.

3.4 You must supply a copy of your management accounts with each request for an advance; such management accounts must show that expenditure is not more than 110 per cent of budgeted estimates, plus the amount of any Income in excess of budgeted income or less the amount of any income under budgeted income (other than loans, advances and share capital Issues and expenses relating to share capital issues).

3.5      We shall have no obligation to make any advance if:

3.5.1 the management accounts delivered pursuant to clause 3.4 show expenditure more than 110 per cent of budgeted estimates (adjusted as provided In 3.4 above), but this shall not preclude us from advancing part of the Facility if we think fit, and if we do so on one occasion we shall not be committed to do so on any other occasion;

3.5.2 the representations, warranties and/or undertakings in clause 6 shall not be true and correct; or

3.5.3    any event of default under clause 7 has occurred and is continuing.



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4.       INTEREST AND REPAYMENT

4.1 Interest shall be charged on the Facility at an annual rate 2% above the London Inter-Bank Offered Rate for Sterling of an amount equal to the Amount Drawn Down (or if quotations cannot readily be obtained for the Amount Drawn Down, the average of the amounts for which quotations can be readily obtained higher and lower than the Amount Drawn Down) at
         11.00 am London time on the date of this Facility Letter for a period of one year (or if quotations for a period of one year are not available, for the longest period that is less than one year) and a certificate from Barclays Bank Pic (or any other bank selected by you) as to the rates offered to that bank shall be conclusive and binding on you and us.

4.2 Interest will be calculated on a daily basis in arrears on the basis of a 365 day year and, unless the Facility is converted by us into ordinary shares in accordance with the terms of the Security Documents, shall be payable on the Repayment Date.

4.3 Unless the Facility is converted by us into ordinary shares in accordance with the terms of the Security Documents, you. shall repay the Facility on the Repayment Date.

4.4 Subject to the provisions of the Security Documents, you may repay the Facility, in whole or in part, at any time on giving not less than [one month's) notice.

5.       PAYMENTS

5.1 All payments to be made by you under this Facility Letter shall be made in pounds sterling in London and in immediately available funds.

5.2 All payments to be made by you to us under this Facility Letter shall be made without set-off or counterclaim and free and clear without any deduction (save for any amount you are required to withhold in respect of tax on the interest payable on the Facility).

6.       REPRESENTATIONS AND WARRANTIES

6.1      You represent and warrant to us that:

         6.1.1 you have full power to enter into and perform your obligations under this Facility Letter (which has been duly accepted by you) and to borrow and repay up to the maximum amount of the Facility and have obtained and will maintain in effect all necessary corporate authorisatlons and all other necessary consents, licences and authorities;

         6.1.2 acceptance of this Facility Letter and the drawing of any part of the Facility does not, and will not, constitute an event of default under or breach of the terms of the charge, contract, undertaking or restrictions binding on you;



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         6.1.3    no event has occurred which constitutes (or with the giving of notice or lapse of time or both would constitute) one of the events of default specified in clause 7 below;

         6.1.4 you are not in default under any agreement to which you are a party which would have a material adverse effect on your financial condition; and

         6.1.5 no litigation, arbitration or proceeding is taking place, pending or, to your knowledge, threatened against you or any of your assets which may have a material adverse effect on your assets or financial condition.

6.2 You undertake to us that you will make a public offer of ordinary shares to raise the sum of not less than (pound)25,000,000 (including the expenses of issue) no later than three months after the date any part of the Facility is advanced by us to you. In the event the full amount is not raised this facility is not compromised.

6.3 Each of your representations, warranties and undertakings shall be continuing and deemed to be repeated on the making of any request for an Amount Drawn Down

7.       EVENTS OF DEFAULT

7.1      If:

         7.1.1 default is made for more than 14 days in the payment on the due date of any amount payable under the Facility;

         7.1.2 you are in materially breach of any other of your obligations under this Facility for more than 30 days after written notice from us to you requiring such breach to be remedied;

         7.1.3 you admit in writing your inability to pay or shall become unable to pay your debts generally as they fall due, or a petition is issued for your winding up, or you shall give notice to creditors and/or members convening meetings to consider a proposal for a Creditors Voluntary Winding up or become insolvent, or file any petition for the making of an Administration Order in respect of you, or for action for relief under any bankruptcy, insolvency or moratorium law;

         7.1.4 proceedings are started for the appointment of a receiver, trustee or similar officer of all or any of your revenues and assets;

         7.1.5 a distress or other execution is levied on or against any substantial part of your property and is not discharged within 15 days;

         7.1.6 there shall be a change in the Identity of the person who exercises control (as defined in section 840 of the Income and Corporation Taxes Act 1988) of you from the person who exercises such control at the date hereof;



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         7.1.7    any representation or warranty made by you to us in or
                  pursuant to this Facility Letter, and which would have adversely affected our decision to lend the Facility to you, shall prove to have been incorrect in any material respect when made (or deemed made) or, if repeated at any time hereafter by reference to the facts subsisting at such time, would no longer be correct in all material respects;

         7.1.8    your undertaking in clause 6.2 shall not be compiled with

         we shall immediately be entitled to declare that the Facility is cancelled, whereupon no further part of the Facility may be drawn and/or to demand the payment of the Facility together with all interest and other monies due under this Facility Letter, whereupon the same shall become immediately due and repayable without presentation, demand, protest or other notice whatever.

7.2 You will notify us forthwith in writing of the occurrence of any of the events specified in this clause 7.

8.       FEES AND EXPENSES

         You shall reimburse us on demand for any costs or expenses (including but not limited to legal fees) incurred by us in the enforcement of this Facility Letter.

9.       LAW AND JURISDICTION

9.1 This Facility Letter shall be governed by and construed in accordance with English law. You and we hereby irrevocably submit to the jurisdiction of the English courts.

9.2 The submission to jurisdiction in clause 9.1 above shall not prevent proceedings being brought in any other competent court.

10.      PERIOD OF OFFER

         Please confirm your acceptance of the offer in this letter `by signing the acceptance on the enclosed duplicate of this letter and returning it to us within 21 days of today's date, failing which this offer shall lapse

Yours faithfully
for and on behalf of Asia IT Capital Investments Limited


W. Paterson-Brown
Director



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                               Form of Acceptance

To:      Asia IT Capital Investments Limited

We hereby accept your offer of a Facility on the terms and subject to the conditions in the Facility Letter of which a copy is attached.

Dated 20th November,    2001

for and on behalf of Medicsight Limited



/s/ S. ALLESCH-TAYLOR
S. Allesch-Taylor
Director



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BETWEEN:

(1) MEDICSIGHT LIMITED, incorporated in England and Wales under company number 4268510 whose registered office is at 46 Berkeley Square, London W1J 5AT ("the Company"); and

(2) ASIA IT CAPITAL INVESTMENTS LIMITED incorporated in the Commonwealth of the Bahamas under company number 11 1704B, whose registered office is at 3rd Floor, Bolman House, King George Street, Nassau, Bahamas, whose principal trading address is 4 Etage, 15 rue de la Confederation, 1204 Geneva, Switzerland and whose address for service in England is care of Paul Webster, Davies Arnold Cooper, 6-8 Bouverie Street, London EC4Y 8DD ("the Lender")

WHEREAS the Company by resolution of its board of directors passed on ______21st November 2001 has created the (pound)10,000,000 Convertible Secured Loan Stock to be constituted as set out in this instrument on and subject to the terms and conditions set out in this instrument.

NOW THIS INSTRUMENT WITNESSES:

1.       DEFINITIONS AND INTERPRETATIONS

1.1 In this instrument and the recital and the appendices to this instrument the following words and expressions shall have the meanings set out opposite them:

         "Loan Stock" MEANS the (pound)10,000,000 convertible secured loan stock constituted by this instrument, the amount thereof for the time being outstanding or the principal moneys represented by the same as the case may require;

         "Registered Office"      MEANS the registered office for the time being
                                  of the Company; and


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         "Stockholder"            MEANS the person or persons from time to time
                                  holding the Loan Stock.

         1.1.1. reference to any statute or statutory provision includes a reference to that statute or statutory provision as amended, extended or re-enacted and to any regulation, order, instrument or subordinate legislation under the relevant statute or statutory provision;

         1.1.2. reference to the singular includes a reference to the plural and vice versa;

         1.1.3. reference to any recital, condition, clause, sub-clause or appendix is to a recital, condition, clause, sub-clause or appendix (as the case may be) of or to this instrument;

         1.1.4. reference to any gender includes a reference to all other genders; and

         1.1.5. references to persons in this Instrument and the appendices include bodies corporate, unincorporated associations and partnerships and any reference to any party who is an individual Is also deemed to include their respective legal personal representative(s).

2.       TERMS AND CONDITIONS OF ISSUE

2.1 The Loan Stock is hereby issued subject to the terms and conditions set out in appendix 2.

2.2      Title

         The Loan Stock shall be held subject to and with the benefit of the terms and conditions set out in appendix 2 and such terms and conditions shall be binding on the Company and the Stockholders and all persons claiming through them respectively.

2.3      Loan Stock Certificate



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         Each Loan Stock Certificate shall be executed by the Company as a deed.
         Each Loan Stock Certificate shall refer to this instrument and be in the form or substantially in the form of appendix 1 and the legend in appendix 2 shall be endorsed on or attached to each such Loan Stock Certificate.

3.       MAXIMUM NOMINAL AMOUNT

         The maximum nominal amount of the Loan Stock shall not exceed E10,000,000. The Loan Stock Is secured as provided by clause 4.

4.       SECURITY

4.1 The Company charges with full title guarantee the payment and discharge to the Stockholder of all monies and liabilities by the Security Documents covenanted to be paid or discharged by the Company and of all other sums now or in the future intended to be secured by the Security
         Documents:

         4.1.1. by way of fixed charge, all stocks, shares, bonds, loans, loan stock and other securities of whatsoever nature of any company (whether a subsidiary of the Company or not) owned by the Company from time to time;

         4.1.2. by way of fixed charge, all estates or interests in any freehold and leasehold property of the Company now and in the future owned by or vested in the Company, together with all buildings, fixtures (including trade fixtures) and fixed plant and machinery from time to time on that property;

         4.1.3. by way of floating charge, all the Company's present and future undertaking and assets, whatever and wherever including (without limitation) the uncalled capital for the time being of the Company and all other property and assets not subject to a fixed charge under this clause 4;



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         subject to the first fixed and floating charges created by the Company by a Loan Stock Instrument made on ninth November 2001 between the Company (1) and HTTP Technology, Inc (2)

4.2      The security created by clause 4.1 shall be:

         4.2.1. a continuing security to the Lender and the Stockholders notwithstanding any settlement of account or other matter or thing whatever;

         4.2.2. attached to monies from time to time payable under this instrument and the conditions which the Lender may hold now or hereafter on all or any part of the property, assets and undertaking of the Company; and

         4.2.3. in addition to any rights, powers and remedies at law or in equity or otherwise

4.3 Section 103 of the Law of Property Act 1925 shall not apply to the security created by this clause 4. The statutory power of sale shall be exercisable at any time after the execution of this instrument. The Lender shall not exercise its power of sale until payment has been demanded, but this provision shall not affect a purchaser or put him on enquiry whether such demand has been made.

5.       ENFORCEMENT

5.1 Subject to the provisions of clause 5.9, at any time after the Loan Stock shall have become immediately due and repayable, the Lender (to the exclusion of the Stockholders) may, at Its discretion, and shall on request in writing of Stockholders holding at least 40% of the Loan Stock then in issue (but subject to the Lender being indemnified to its satisfaction against all proceedings, claims and demands to which the Lender may be liable and all costs, charges and expenses which may be incurred by the Lender In connection therewith), and without notice take such proceedings against the Company as it may deem fit.



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5.2      The Lender shall be. entitled to prove in any winding up of the Company in respect of the principal and/or interest payable in relation to the Loan Stock or other monies payable under any provision of this instrument.

5.3 No Stockholder (other than the Lender) shall in any circumstances be entitled to any remedy (whether by way of action, petition or otherwise howsoever) for the recovery of the Loan Stock or any part of it or any interest, unless the Lender, having become bound to take proceedings in accordance with this Instrument fail to do so. In that case any Stockholder may, in the name of the Lender itself either take such proceedings against the Company or prove in the winding up of the Company.

5.4 At any time after the Lender shall make an declaration for the payment of the principal amount of the Loan Stock or any interest thereon under the Loan Stock conditions (or If requested to do so by the Company) the Lender may appoint by writing any person which expression shall include any substituted receiver(s) and manager(s)) of all or any part of the property charged by the Company by clause 4 or any assets of the Company from time to time representing the same

5.5 The Lender may from time to time determine the remuneration of the Receiver and may remove the Receiver and appoint another in his place.

5.6 The Receiver shall be the Company's agent (subject to the terms of the Insolvency Act 1986) and shall have all powers conferred or which may be conferred by the Law of Property Act 1925 and/or the Insolvency Act 1986. The Company alone shall be responsible for his acts and omissions and for his remuneration.

5.7 In particular, but without limiting any general powers or the Lender's pow er of sale, the Receiver shall have power:

         5.7.1. to take possession of, collect and get in all or any part of the charged property and assets of the Company and for that purpose to take any proceedings in the Company's name or otherwise as he shall think fit;



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         5.7.2.   to take, continue or defend any proceedings and make any
                  arrangement or compromise which the Lender or the Receiver shall think fit;

         5.7.3. to appoint managers, officers and agents for any of the above purposes, at such salaries as the Receiver or the Lender may determine;

         5.7.4. to do all other acts and things which he may consider to be Incidental or conducive to any of the above powers.

5.8      Any monies received by the Receiver shall be applied:

         5.8.1. first, in satisfaction of all costs, charges and expenses properly Incurred and payments properly made by the Lender or the Receiver and the remuneration of the Receiver; and

         5.8.2.   secondly, in accordance with the provisions of Clause 6.

5.9 No Stockholder (including the Lender, except when acting pursuant to a resolution of Stockholders):

         5.9.1.   ________________________________ the Security, or;

         5.9.2. shall be entitled to vote on any resolution to exercise any powers under this clause 5, or exercise any other power to enforce the Security;

         if he has given notice to convert the Loan Stock (or any part thereof) registered in his name in to Shares of the Company pursuant to Condition 3 in Appendix 2

6.       APPLICATION OF MONLES

         If the Company is wound up (whether compulsorily, voluntarily or subject to the supervision of the Court), all amounts payable to and received by the Lender and payable by and received from the liquidator of the Company in respect of the Loan Stock by way of principal and/or interest or otherwise payable under any of the provisions of this Instrument will be received by them on trust for application:



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6.1      first, in payment or satisfaction of the costs, charges, expenses and liabilities incurred by the Lender (including any unpaid remuneration) In or about the execution of the trusts of this instrument.

6.2 secondly, In payment of interest outstanding and owing on or in respect of the Loan Stock; and

6.3 thirdly, as to the balance (if any) in or towards payment of the principal outstanding and owing on or in respect of the Loan Stock.

7.       PLACE OF PAYMENT

         All principal moneys and interest payable in respect of the Loan Stock shall be payable at the Registered Office.

8.       REDEMPTION

         The Company may at any time redeem the Loan Stock subject to the terms and conditions set out in appendix 2 at any price agreed between the Stockholders and the Company.

9.       COVENANT

         The Company may not create or issue any loan Stock (whether or not identical in all respects and forming a single series with the Loan Stock), or create any charge whatsoever ranking as to security in priority to or pari passu with the Loan Stock.

10.      LENDER'S REMUNERATION

10.1 The Company shall pay to. the Lender for its services as trustee for Stockholders other than the Lender (if any) of this instrument remuneration at such rate as shall from time to time be agreed between the Company and the Lender. Remuneration shall be exclusive of any Value Added Tax (or analogous duty) which shall be added at the applicable rate and paid by the Company.



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10.2     If the Lender and the Company fall to agree on the amount of the remuneration or the amount of any additional remuneration for duties of an exceptional nature or otherwise outside the scope of the normal duties of the Lender (as trustee for Stockholders other than the Lender) under this instrument, such matters shall be determined by a person nominated (on the application of the Lender) by the President for the time being of the Law Society of England and Wales. The expenses involved in such nomination and the fees of such person shall be payable by the Company. The determination of any such person shall be final and binding on the Company and the Lender.

10.3 The Company shall also pay or discharge all costs, charges, liabilities and expenses properly incurred by the Lender in relation to the preparation and execution of, the exercise of its powers, authorities and discretions, and the performance of its duties under this instrument Including (but not limited to) legal and travelling expenses and any stamp and other taxes and duties properly paid by the Lender in connection with any legal proceedings brought or contemplated by the Lender against the Company for enforcing any obligations under this instrument.

10.4 All costs, charges, liabilities and expenses properly incurred and payments properly, made by the Lender in the lawful exercise of its powers under this instrument and all remuneration payable to the Lender shall be payable by the Company on demand. Payments actually made by the Lender prior to the demand shall (if not paid within 3 days after demand and the Lender so requires) carry interest at the rate of 3% per annum above the London Inter-Bank Offered Rate for Sterling of an amount of all other cases, interest shall accrue at such rate from the date 30 days after the date of demand or (where the demand specifies that payment shall be made on an earlier date) from such earlier date.

11.      LENDER'S POWERS

         The Lender shall have all the powers conferred on trustees by the Trustee Act 1925 and:



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11.1     the Lender may In relation to this Instrument act on the opinion or advice of or information obtained from the Registrars or any lawyer, valuer, surveyor, banker, broker, auctioneer, accountant or other expert whether obtained by the Company or by the Lender or otherwise and shall not be responsible for any loss occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, telemessage, facsimile or e-mail and the Lender shall not be liable for acting on any opinion, advice or information purporting to be conveyed by such means, eve n If it shall contain some error or shall not be authentic;

11.2 the Lender shall not be bound to take any steps to ascertain whether any event of default listed in the Conditions has happened;

11.3 save as otherwise expressly provided in this Instrument, the Lender shall, as regards all trusts, powers, authorities and discretions vested in it by this Instrument, have absolute and uncontrolled discretion as to their exercise and, provided it shall not have acted fraudulently, shall not be responsible for any loss, costs, damages or expenses that may result from the exercise or non-exercise thereof. In particular, the Lender shall not be bound to act (whether at the request or direction of the Stockholders or otherwise) under any of the provisions of this Instrument unless the Lender shall first be Indemnified to its satisfaction against all proceedings, claims and demands to which the Lender may become so liable and all costs, charges and expenses which may be so incurred by the Lender.

11.4 The Lender shall not be responsible for having acted upon any resolution purported to have been passed at any meeting of the Stockholders of which minutes have been made and signed, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or that, for any reason, the resolution was not valid or binding on the Stockholders;

11.5 Without prejudice to the right of indemnity by law given to Lender, the Lender and every attorney, manager, agent, delegate or other person appointed by it under this Instrument shall be Indemnified by the Company against all liabilities and


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         expenses properly Incurred by it or them in the execution of the powers and trusts of this Instrument or of any powers, authorities or discretions vested in it or them pursuant to this instrument. This indemnity shall extend to all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in relation to this Instrument. The Lender may in priority to any payment to the Stockholders retain and pay out of any monies in its hands on the trusts of this Instrument the amount of any such liabilities and expenses and also the remuneration (if any) of the Lender as provided in this Instrument;

11.6 The Lender may call for and shall be at liberty to accept a certificate signed by any two directors of the Company as sufficient evidence of any fact or matter on which the Lender may require to be satisfied or to have information or to the effect that, in the opinion of the persons so certifying, any particular dealing, transaction, step or thing is expedient. The Lender shall not be bound to call for further evidence and shall not be responsible for any loss occasioned by acting on any such certificate; and

11.7 As between itself and the Stockholders, the Lender shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Instrument. Every such determination made in good faith (whether or not the same shall relate in whole or in part to the acts and proceedings of the Lender under this Instrument) shall be conclusive and binding on the Lender and the Stockholders.

12.      LENDER'S POWER TO DELEGATE

         Whenever it thinks fit, the Lender may delegate by power of attorney or otherwise, to any person or persons all or any of the trusts, powers and discretions vested in it by this instrument. Delegation may be made upon such terms and subject to such conditions including (but not limited to) power to sub-delegate and subject to such regulations as the Lender may think fit. The Lender shall not be bound to supervise, the proceedings or be responsible for


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         any loss incurred by reason of any misconduct or omission on the part of any such delegate or sub-delegate.

13.      APPOINTMENT OF AGENTS BY LENDER

         The Lender may employ and pay an agent to transact or concur in transacting any business and to do or concur in doing all acts required to be done by the Lender, including the receipt and payment of money.

14.      LENDER NOT PRECLUDED FROM ENTERING INTO CONTRACTS

         The Lender (or any director or officer of a corporation acting as trustee of this instrument) shall not be precluded from:

14.1 holding any office or employment with the Company or any subsidiary or any person associated with the Company or any subsidiary; or

14.2 underwriting or guaranteeing the subscription of or subscribing for or otherwise acquiring, holding or dealing with the whole or any part of the Loan Stock either with or without commission or other remuneration; or

14.3 entering into any contract of insurance with the Company or any subsidiary or any person so associated for a premium or other consideration; or

14.4 otherwise at any time contracting or entering into any contract or any financial or other transaction with the Company or any subsidiary or any person so associated or being Interested in any such contract or transaction; or

14.5 accepting or holding the trusteeship of any other Trust constituting or securing any other securities issued by the Company or any subsidiary or any person associated and neither it nor they shall not be liable to account whether to the Company or any subsidiary or any person so associated or the Stockholders, for any profit made or customary share of brokerage or commission received by it or them as a result.



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15.      LENDER CONSENTS

         Any consent granted by the Lender pursuant to this instrument may be granted on such terms and subject to such conditions (if any) as the Lender may in its absolute discretion determine and may be given retrospectively. Any breach of or failure to, comply with any of such terms and conditions by the Company shall constitute a breach of this instrument.

16.      WAIVER BY LENDER

         The Lender may, resolution of the Stockholders, and on such terms and subject to such conditions as it shall think fit:

16.1 authorise or waive any proposed breach or any breach by the Company of any of the terms of this Instrument or the conditions of the Loan Stock or any proposed breach or breach by any subsidiary of such terms, without prejudice to the rights of the Lender in respect of any subsequent breach of any such terms; and

16.2 determine that any event which constitutes (or which, with the giving of notice and/or lapse of time or any other matter would constitute) an event on the happening of which the Loan Stock shall have or may become Immediately due and repayable shall not be treated as such for the purposes of this Instrument or the conditions, without prejudice to the rights of the Lender in respect of any subsequent such event.

17.      APPOINTMENT AND RETIREMENT OF TRUSTEES

17.1 The statutory power to appoint new trustees of this Instrument shall be vested in the Company, but no trustee shall be appointed who shall not previously have been approved by a resolution of the Stockholders. A trust corporation may be appointed as sole trustee of this Instrument. Wherever there shall be more than two trustees of this Instrument a majority of such trustees may exercise all the functions, powers and duties by this Instrument vested in the Lender generally.

17.2 A trustee may retire at any time, on giving to the Company not less than three months' written notice, without assigning any reason and without being responsible for any costs occasioned by such retirement. The retirement or removal of any trustee who Is the only trustee of this Instrument, shall not become effective until a successor trustee (being a trust corporation) or trustees is appointed in accordance with this clause.

18.      LENDER MAY ASSUME COMPLIANCE BY THE COMPANY

18.1 Except as expressly provided in this Instrument, the Lender shall be and is authorised to assume without enquiry, in the absence of knowledge by, or an express notice to it to the contrary, that the Company is duly performing and observing all the terms of this Instrument and the conditions to be performed and observed by the Company.

         term, it shall be In the discretion of the Lender whether to take any action or proceedings or to enforce performance until in any such case the Lender are required to do so by a resolution of the Stockholders or in writing by not less than two fifths of the Stockholders and then only if the L ender shall be indemnified to its satisfaction against all actions, proceedings and claims to which it may render itself liable and all costs, charges, damages and expenses which it may Incur by so doing.

19.      MISCELLANEOUS

19.1 The headings to the clauses and conditions and any underlining in this Instrument and in the schedules are for ease of reference only and shall not form any part of this Instrument for the purposes of construction.

19.2 This Instrument and the appendices set out the entire terms and conditions in connection with the Loan Stock.

19.3 If at any time any term or provision in this Instrument including the appendices shall be hold to be illegal, invalid or unenforceable, In whole or in part, under any rule of law or enactment, such term or provision or part shall to that extent be deemed not to form part of this Instrument, but the enforceability of the remainder of this Instrument shall not be affected.

20.      GOVERNING LAW AND JURISDICTION

         This Instrument and the schedules shall be governed by and construed in accordance with English law and the Company, the Lender and the Stockholders hereby submit to the exclusive jurisdiction of the English courts.

                  IN WITNESS WHEREOF this Instrument has been executed by the Company as a deed on the day and in the year first written above.

                               MEDICSIGHT LIMITED

                   (INCORPORATED UNDER THE COMPANIES ACT 1985)

                       CONVERTIBLE SECURED LOAN STOCK 2004
                               (THE "LOAN STOCK")

Principal amount of Loan Stock:                       No.:
(pound)[                ]                             [ ]



Issue of F-[ I ("the Principal Amount") Convertible Secured Loan Stock (part of an issue of El 0,000,000 Convertible Secured Loan Stock 2004) created, pursuant to the Memorandum and Articles of Association of the Company, by a resolution of the board of directors of the Company passed on ( ] November 2001.

THIS IS TO CERTIFY THAT:

The [name] of [address] is the registered holder of E [ ] Loan Stock fully paid. The holder of the Loan Stock is and will be entitled to the benefit of and will be subject to the provisions contained in an instrument entered into by the Company and dated [ ] November 2001 which include the terms and conditions endorsed on this certificate.

Interest at the rate of 2 per cent, per annum above LIBOR is payable in accordance with the provisions of condition 2.

DATED this        day of   2001

EXECUTED AS A DEED        )
AND DELIVERED on behalf of)
MEDICSIGHT by:            )...........................................Director

                           .................................Director/Secretary

NOTE: No transfer of this Loan Stock may be made without the production of the certificate relating to it, which certificate must be surrendered before any transfer can occur. The Loan Stock is transferable in multiples of F-1,000.

                                   CONDITIONS

1.1 The Company shall, unless It shall already have done so under the provisions of condition 7, pay the whole of the Principal Amount to the.Stockholder on [ ] November 2004

1.2 On making a payment under condition 1.1, the Company shall pay to the Stockholder interest accrued under condition 2 on the Principal Amount down to the date of payment

1.3 The Company may, if the balance of the Principal Amount outstanding after conversion has taken place pursuant to condition 3, is less than E1,000 pay the whole (but not part only) of the Principal Amount then outstanding to the Stockholder at any time

2. The Company shall, on the day the Principal Amount is due to be repaid, pay interest on the Principal Amount to the Stockholder at the rate of 2 per cent over the London Inter-Bank Offered Rate for Sterling of an amount equal to the Principal Amount (or if quotations cannot readily be obtained for such an amount, the average of the amounts for which quotations can be readily obtained higher and lower than the Principal Amount) at 11.00 am London time on the date of this Loan Stock for a period of one year (or if quotations for a period of one year are not available, for the longest period that is less than one year) and a certificate from Barclays Bank Pic (or any other bank selected by the Company) as to the rates offered to that bank shall be conclusive and binding on the Company and the Stockholder.

3.1 If, before the Principal Amount has been repaid by the Company to the Stockholder, the Company shall announce an Offer for Subscription, Placing or other public offering of Its ordinary shares, the Stockholder may give notice to the Company (and shall at the same time send this Deed to the Company) but no later than the earlier of (a) (I) the time allowed for applicants to apply for ordinary shares In an Offer for Subscription, or (11) fifteen days after ordinary shares in the Company are placed or (III) the date on which any other public offering closes (as the case may be) and (b) the due date for the repayment of the Principal Amount In accordance with condition 1.1, that it wishes to convert its rights In relation to the Principal Amount and interest thereon, or any part thereof, Into ordinary shares in the Company save that the Stockholder may only give notice to convert with the Company's written consent if the Stockholder has exercised any of its rights contained In condition 5. A notice given as provided by this condition 3 may not be withdrawn without the consent of the Company. The Company shall on the day an Offer for Subscription or other public offering (other than a Placing) closes or in any other case five business days after receipt of such notice, allot to the Stockholder ordinary shares in the Company at the same price per share as the shares are offered by the Company in the Offer for

         Subscription, Placing or other public offering.

3.2 The ordinary shares so allotted shall be credited as fully paid and shall rank parl passu in all respects at that time with the fully paid ordinary shares in the Company which are issued pursuant to the Offer for Subscription, Placing or other public offering

3.3 If any part of the Principal Amount shall remain outstanding after conversion, and shall not then be repaid pursuant to condition 1, the Company shall following conversion of that part of the Principal Amount converted into ordinary shares, issue to the Stockholder a Deed for the balance of the Principal Amount

3.4 Interest shall cease to be payable on the Principal Amount (or such part thereof as shall be converted Into ordinary shares of the Company) on the date the Company shall allot such shares to the Stockholder

4.1 The Company shall not, while It has outstanding any obligations under the Loan Stock, permit there to be in issue any equity share capital (as defined in Section 744 of the Companies Act 1985) In the Company which is not In all respects uniform with the ordinary shares in the Company which are in issue at the date hereof save:

         (a) as to the date from which such capital shall rank for dividend;

         (b) by the Company in general meeting to staff and employees (including directors holding executive office with the Company or any of its subsidiaries); or

         (c) for any share capital which has attached thereto rights as to dividend, capital and voting which are in no respect more favourable than those attached to the ordinary shares in the Company in issue at the date such issue is publicly announced

4.2 The Company shall procure that during the period (if any) that the Stockholder may exercise any conversion rights, there are sufficient unissued ordinary shares in the authorised share capital of the Company to satisfy the rights of the Stockholder under condition 3

4.3 The Company shall not, while it has outstanding any obligations under the Loan Stock, issue any equity share capital that would result in the ordinary shares to be issued to the Stockholder upon conversion to be Issued at less than their nominal value

4.4 The Company shall send to the Stockholder (a) a copy of every document sent to the holders of ordinary shares at the same time as it is sent to the holders of ordinary shares and (b) a copy of every Offer for Subscription document, Placing memorandum or other Placing document, and any other document relating to a public offering of any shares in the Company on the day such document Is published or otherwise first made available to any prospective placee or other offeree of shares In the Company

4.5 After making payment under the provisions of condition 1 .1 or 1.2, as the case may require or allotting ordinary shares under the provisions of conditions 2.1, the Company shall have no further obligations by virtue of the provisions of this Deed

5. The Principal Amount and interest thereon is secured by an instrument made on November 2001 between the Company (1) and Asia IT Capital Investments Limited for itself and as trustee for the Stockholders (2) by way of fixed and floating charges on all the Company's undertaking and assets, subject to a first charge in favour of HTTP Technology, Inc. dated 9 November 2001. The Company may not create charges ranking in priority to or pari passu with the charge in favour of the Stockholders.

6. The Company shall not without the written consent of Stockholders holding not less than three quarters of the total of the Secured Loan Stock 2004 outstanding, or the consent of a special resolution of the Stockholders, while it has outstanding any obligations under this deed do any of the following:

6.1      Reduce the capital of the Company;

6.2      Cancel any part of the Company's share premium account;

6.3      Redeem any of the Company's shares;

6.4      Purchase any of the Company's shares; or

6.5      Permit any subsidiary of the Company to do any of the above

7.1 Notwithstanding the provisions of Condition 1 the Principal Amount together with all outstanding interest accrued thereon shall be payable immediately if: (i) the Company shall enter into any composition or arrangement with or for the benefit of its creditors; (ii) the Company shall become unable to pay Its debts as that expression is defined in
         Section 123 of the Insolvency Act 1986; (iii) any order shall be made, petition presented or resolution passed for the winding up of the Company save in connection with a scheme of arrangement for the reorganisation of the Company or for the amalgamation of its business and undertaking of that and any other company or companies;

         (i) a petition shall be presented for the making of an administration order, within the meaning of Section 8 of the Insolvency Act 1986, in relation to the Company;

         (ii) a receiver shall be appointed or a mortgagee shall enter into possession of any of the assets of the Company or if any mortgagee shall otherwise seek to enforce the security of any such mortgage;

         (iii) sell or attempt to sell any of the assets over which the Company has created fixed charges as described In condition 3, or deal with any of the assets over which the Company has created a floating charge otherwise than In the ordinary course of business;

         (iv)

         (v) a petition shall be presented for the making of an administration order, within the meaning of Section 8 of the Insolvency Act 1986, in relation to the Company;

         (vi) a receiver shall be appointed or a mortgagee shall enter into possession of any of the assets of the Company or if any mortgagee shall otherwise seek to enforce the security of any such mortgage;

         (vii) sell or attempt to sell any of the assets over which the Company has created fixed charges as described In condition 3, or deal with any of the assets over which the Company has created a floating charge otherwise than In the ordinary course of business;

         (viii) the Company or any subsidiary shall breach any of the terms of condition 6;

         (ix) the Company shall stop payment or shall cease or threaten to cease to carry on substantially the whole of Its business; or

         (x) if default is made by the Company in performance of its obligations under these conditions or under the terms of the Loan Stock Instrument (other than any covenant for the payment of principal and interest in respect of the Loan Stock) and (except where, In the opinion of the Lender, such default Is not capable of remedy when no such continuation or notice as is referred to below will be required) such default continues for more than 14 days after the Lender give the Company written notice requiring such default to be remedied.

7.2 Any payment of the Principal Amount; made by virtue of the provisions of condition 7.1 shall be deemed for all purposes of this Deed to have been made under the provisions of condition 1.1

8. Any change of address on the part of the Stockholder shall be notified to the Company Immediately

9. The Company will recognise the Stockholder as the absolute owner of the Principal Amount and will not be bound to take notice of or to see to the execution of any trust whether express, Implied or constructive to which the Principal Amount may be subject and the receipt by the Stockholder of the Principal Amount, shall be a good discharge to the Company notwithstanding any notice that It may have whether express or otherwise of the right, title, interest or claim of any other person to or in the Principal Amount

10.1 The Stockholder will be entitled to transfer the Principal Amount (in multiples of E1,000) together with accrued Interest by a transfer in writing In the usual common form. There shall not be Included in any transfer any loan Stocks or other monies payable by the Company other than the Principal Amount together with accrued Interest. Such transfer must be signed by the transferor who shall be deemed to remain the owner of the Principal Amount together with accrued interest until the name of the transferee is entered In the register of Loan Stockholders. The transfer need not be a deed.

10.2 Each transfer of the Principal Amount together with accrued Interest must be left at the registered office for the time being accompanied by this Deed and such other evidence (if any) as the directors of the Company may require to prove the title of the transferor or his right to transfer the Principal Amount and accrued Interest, and if the transfer Is executed by some other person on his behalf, the authority of that person to do so. All transfers may be retained by the Company. No fee will be charged in respect of any transfer or for the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title of the Principal Amount and accrued interest. The ability to transfer may be suspended at such times and for such periods as the Company may determine save that such suspension shall not be more than 30 days in any one year. No transfer of the Principal Amount shall occur or be permitted where notice of repayment or conversion has been given.

         the death or bankruptcy of the Stockholder may (upon producing such evidence as the directors of the Company shall think sufficient that he sustains the character In respect of which he proposes to act under this condition or of his title) become the holder of the Principal Amount and accrued interest or (subject to the preceding conditions as to transfer) may transfer the Principal Amount and accrued interest. The Company may retain the Principal Amount which any person under condition -10 is entitled to transfer until such person shall become the holder or transfer the same as aforesaid

12 The principal monies or any other monies payable on or in respect of the Principal Amount and interest by the Company may be paid by cheque or warrant and sent through the post to the registered address of the Stockholder. Payment of the cheque or warrant by the bank on whom it is drawn shall be a satisfaction of the monies represented thereby. Every such cheque or warrant shall be sent at the risk of the person entitled to the Principal Amount and interest represented thereby.

13 If this Deed becomes worn out or defaced then upon production of such Deed to the directors of the Company, the Company may cancel It and may issue a new Deed in lieu of It and If any such Deed is lost or destroyed then upon proof of such loss or destruction to the satisfaction of the directors of the Company and upon such terms as to evidence an indemnity and the payment of out of pocket expenses of the Company In investigating evidence as the directors of the Company may deem adequate being given, a new Deed in lieu of that lost or destroyed may be given to the person(s) entitled to such lost or destroyed Deed. A record of the indemnlty (if any) shall be retained by the Company

14 A notice or document (including this Deed) may be served by the Company on the Stockholder either personally or by sending it by first class post in a pre-paid envelope addressed to such Stockholder at his registered address or, if he has no registered address within the United Kingdom, to the address (if any) within the United Kingdom supplied by him to the Company as his address for the service of notices, Where a notice or other document Is served by post, service shall be deemed to be effected on the second business day after the envelope containing the same is posted and in proving such service it shall be sufficient to prove that such envelope was properly addressed, stamped and posted. A notice may be served on the Company by sending it by first class post in a pre-paid envelope addressed to the Company at its registered office


EXECUTED AS A DEED          )
AND DELIVERED on behalf of  )
MEDICSIGHT LIMITED by:      )  /s/ S.ALLESCH-TAYLOR.....................Director

                               ........................................Secretary


EXECUTED AS A DEED          )
AND DELIVERED on behalf of  )
MEDICSIGHT LIMITED by:      )  /s/ W. PATERSON BROWN....................Director

                               ...............................Director/Secretary